ALLEN & OVERY


                                             One New Change
                                             London EC4M 9QQ

                                             Telephone:     (020) 7330 3000
                                             Fax (Group 3): (020) 7330 9999
                                             Fax (Group 4): (020) 7248 1100
                                             DX No. 73

                                             www.allenovery.com

Our Ref: 33775-00195 TX:117317.1
                                             1st March, 2004

Permanent Financing (No. 4) PLC
B1ackwell House
Guildhall Yard
London EC2V 5AE
United Kingdom


RE:   PERMANENT FINANCING (NO. 4) PLC
      REGISTRATION STATEMENT ON FORM S-11

Ladies and Gentlemen:

We have acted as United Kingdom tax counsel to Permanent Financing (No. 4) PLC, a public limited company incorporated under the laws of England and Wales (the ISSUER), in connection with the preparation of the registration statement on Form S-11 (the REGISTRATION STATEMENT) to be filed with the Securities and Exchange Commission (the COMMISSION) under the Securities Act of 1933, as amended (the ACT), on 1st March, 2004, as amended on the date hereof, of which the prospectus (the PROSPECTUS) forms a part. The Registration Statement and Prospectus relate to the Issuer's issuance of the series 1 issuer notes, series 2 issuer notes and series 3 issuer notes (the US NOTES).

As United Kingdom tax counsel, we have advised the Issuer with respect to certain United Kingdom tax consequences of the proposed issuance of the US Notes. This advice is summarised under the headings "Summary of prospectus - United Kingdom tax status" and "United Kingdom taxation" (collectively, the DISCUSSIONS) in the prospectus relating to the US Notes which is part of the Registration Statement. We hereby confirm that the opinions set forth in the Discussions represent our opinions as to the matters of law covered by them.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. We are aware that we are referred to in the Discussions and under the heading "Legal matters" in the Prospectus, and we hereby consent to the references to us in those sections without thereby implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


Yours faithfully,

[signature]

ALLEN & OVERY




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A list of the names of partners and their  professional  qualifications is open to inspection at the above office. The partners are either solicitors or registered foreign lawyers.

This is a legal communication not a financial communication. Neither this nor any other communication from this firm is intended to be, or should be construed as, an invitation or inducement (direct or indirect) to any person to engage in investment activity. The following information is provided in accordance with the Solicitors' Financial Services (Conduct of Business) Rules 2001. The provision of our legal services may relate to investments. We are not authorised by the Financial Services Authority, but we are regulated by the Law Society and we can undertake certain activities in relation to investments which are limited in scope and incidental to our legal services or which may reasonably be regarded as a necessary part of our legal services. If for any reason we are unable to resolve a problem between us and a client, our client may utilise the complaints and redress scheme operated by the Law Society.